Equity Funds

A Special Meeting of Shareholders of each Fund (except the Galaxy Large Cap Value Fund and the Galaxy Large Cap Growth Fund) was held on June 15, 2001, as reconvened on June 22, 2001, July 20, 2001, August 17, 2001, September 7, 2001 and September 26, 2001, at which shareholders voted on the proposals described below. The following were the results of the vote:

A. Proposals Approved By Shareholders

The following proposals were approved by shareholders:

1. To approve proposed changes to the following fundamental investment limitations:

Asset Allocation Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	19,571,808.562	919,182.352	2,569,639.380
b) issuer concentration	19,574,928.537	916,062.377	2,569,639.380
c) industry concentration	19,574,111.074	916,879.840	2,569,639.380
d) lending	19,567,435.574	923,555.340	2,569,639.380
e) underwriting of securities	19,575,441.267	915,549.647	2,569,639.380
f) real estate transactions	19,568,097.161	922,893.753	2,569,639.380
g) commodity transactions	19,571,992.300	918,998.614	2,569,639.380

Equity Income Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	9,558,176.493	189,961.733	677,942.214
b) issuer concentration	9,557,467.515	190,670.711	677,942.214
c) industry concentration	9,557,840.998	190,297.228	677,942.214
d) lending	9,558,207.824	189,930.402	677,942.214
e) underwriting of securities	9,558,810.674	189,327.552	677,942.214
f) real estate transactions	9,559,069.079	189,069.147	677,942.214
g) commodity transactions	9,553,153.364	194,984.862	677,942.214

Growth and Income Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	29,937,827.506	872,265.772	2,226,582.307
b) issuer concentration	29,947,497.893	862,595.385	2,226,582.307
c) industry concentration	29,939,375.764	870,717.514	2,226,582.307
d) lending	29,937,013.653	873,079.625	2,226,582.307
e) underwriting of securities	29,939,189.742	870,903.536	2,226,582.307
f) real estate transactions	29,946,073.423	864,019.855	2,226,582.307
g) commodity transactions	29,937,854.703	872,238.575	2,226,582.307

Strategic Equity Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	9,904,229.526	16,016.712	51,061.974
b) issuer concentration	9,904,229.526	16,016.712	51,061.974
c) industry concentration	9,904,229.526	16,016.712	51,061.974
d) lending	9,904,229.526	16,016.712	51,061.974
e) underwriting of securities	9,904,001.049	16,245.189	51,061.974
f) real estate transactions	9,904,001.049	16,245.189	51,061.974
g) commodity transactions	9,904,001.049	16,245.189	51,061.974

Equity Value Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	13,129,014.631	512,914.688	969,350.132
b) issuer concentration	13,150,029.758	491,899.561	969,350.132
c) industry concentration	13,133,875.716	508,053.603	969,350.132
d) lending	13,140,991.421	500,937.898	969,350.132
e) underwriting of securities	13,149,984.053	491,945.266	969,350.132
f) real estate transactions	13,148,739.019	493,190.300	969,350.132
g) commodity transactions	13,144,793.367	497,135.952	969,350.132

Equity Growth Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	31,119,225.190	1,823,782.257	1,230,920.450
b) issuer concentration	31,125,653.464	1,817,353.983	1,230,920.450
c) industry concentration	31,122,243.888	1,820,763.559	1,230,920.450
d) lending	31,118,433.650	1,824,995.850	1,230,498.397
e) underwriting of securities	32,385,693.345	557,431.781	1,230,802.771
f) real estate transactions	31,123,994.598	1,819,130.528	1,230,802.771
g) commodity transactions	31,122,658.606	1,820,466.520	1,230,802.771

Growth Fund II
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	7,116,309.061	104,807.853	142,799.306
b) issuer concentration	7,116,309.061	104,807.853	142,799.306
c) industry concentration	7,116,309.061	104,807.853	142,799.306
d) lending	7,116,309.061	104,807.853	142,799.306
e) underwriting of securities	7,116,309.061	104,807.853	142,799.306
f) real estate transactions	7,116,585.210	104,531.704	142,799.306
g) commodity transactions	7,116,585.210	104,531.704	142,799.306

Small Cap Value Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	19,559,146.574	124,407.805	258,666.086
b) issuer concentration	19,557,383.251	126,171.128	258,666.086
c) industry concentration	19,557,237.720	126,316.659	258,666.086
d) lending	19,559,511.953	124,042.426	258,666.086
e) underwriting of securities	19,561,445.991	122,108.388	258,666.086
f) real estate transactions	19,560,898.652	122,655.727	258,666.086
g) commodity transactions	19,560,573.872	122,980.507	258,666.086

Small Company Equity Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	13,343,481.407	771,652.245	337,881.241
b) issuer concentration	13,351,377.224	763,756.428	337,881.241
c) industry concentration	13,346,783.155	768,350.497	337,881.241
d) lending	13,348,380.249	766,753.403	337,881.241
e) underwriting of securities	13,929,457.419	185,676.233	337,881.241
f) real estate transactions	13,352,670.161	762,463.491	337,881.241
g) commodity transactions	13,349,578.413	765,555.239	337,881.241

International Equity Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	41,052,426.550	182,355.515	664,919.413
b) issuer concentration	41,057,574.938	177,207.127	664,919.413
c) industry concentration	41,054,048.606	180,733.459	664,919.413
d) lending	41,057,615.280	177,166.785	664,919.413
e) underwriting of securities	41,075,863.664	158,918.401	664,919.413
f) real estate transactions	41,057,775.587	177,006.478	664,919.413
g) commodity transactions	41,057,332.365	177,449.700	664,919.413

Pan Asia Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	461,392.149	0	0
b) issuer concentration	461,392.149	0	0
c) industry concentration	461,392.149	0	0
d) lending	461,392.149	0	0
e) underwriting of securities	461,392.149	0	0
f) real estate transactions	461,392.149	0	0
g) commodity transactions	461,392.149	0	0

2. To approve proposed changes to the following fundamental investment limitations, including a change to make all such limitations non-fundamental:

Asset Allocation Fund
	For	Against	Abstain

a) illiquid securities	19,519,421.024	967,920.825	2,573,288.445
b) purchasing securities on margin, short sales and short positions	19,514,114.620	973,227.229	2,573,288.445
c) put, call, straddle and spread transactions	19,694,179.844	793,162.005	2,573,288.445
d) investing in companies for the purpose of exercising management or control	19,516,796.467	970,545.382	2,573,288.445
e) purchasing securities of other investment companies	19,491.330.137	996,011.712	2,573,288.445

Equity Income Fund
	For	Against	Abstain

a) illiquid securities	9,551,673.322	202,810.451	671,596.667
b) purchasing securities on margin, short sales and short positions	9,543,387.208	211,096.565	671,596.667
c) put, call, straddle and spread transactions	9,548,736.596	205,747.177	671,596.667
d) investing in companies for the purpose of exercising management or control	9,548,991.220	205,492.553	671,596.667
e) purchasing securities of other investment companies	9,551,944.040	202,539.733	671,596.667

Growth and Income Fund
	For	Against	Abstain

a) purchasing securities on margin, short sales and short positions	29,910,768.923	880,919.484	2,244,987.178

Strategic Equity Fund
	For	Against	Abstain

a) illiquid securities	9,902,004.828	16,389.146	52,914.238
b) purchasing securities on margin, short sales and short positions	9,902,004.828	16,389.146	52,914.238
c) put, call, straddle and spread transactions	9,901,763.519	16,630.455	52,914.238
d) investing in companies for the purpose of exercising management or control	9,902,233.305	16,160.669	52,914.238
e) purchasing securities of other investment companies	9,902,233.305	16,160.669	52,914.238

Equity Value Fund
	For	Against	Abstain

a) illiquid securities	13,131,264.615	529,805.429	950,209.407
b) purchasing securities on margin, short sales and short positions	13,129,140.359	531,929.685	950,209.407
c) put, call, straddle and spread transactions	13,116,325.226	544,744.818	950,209.407
d) investing in companies for the purpose of exercising management or control	13,125,098.639	535,971.405	950,209.407
e) purchasing securities of other investment companies	13,117,610.367	543,459.677	950,209.407

Equity Growth Fund
	For	Against	Abstain

a) illiquid securities	31,101,784.284	1,797,940.635	1,274,202.978
b) purchasing securities on margin, short sales and short positions	31,095,444.276	1,804,280.643	1,274,202.978
c) put, call, straddle and spread transactions	31,097,010.564	1,802,714.355	1,274,202.978
d) investing in companies for the purpose of exercising management or control	31,091,857.791	1,807,867.128	1,274,202.978
e) purchasing securities of other investment companies	31,097,543.675	1,802,181.244	1,274,202.978

Growth Fund II
	For	Against	Abstain

a) purchasing securities on margin, short sales and short positions	7,111,697.764	111,530.212	140,688.244

b) put, call, straddle and spread transactions	7,111,697.764	111,530.212	140,688.244

c) investing in companies for the purpose of exercising management or control	7,111,697.764	111,530.212	140,688.244
d) purchasing securities of other investment companies	7,111,697.764	111,530.212	140,688.244

Small Cap Value Fund
	For	Against	Abstain

a) purchasing securities on margin, short sales and short positions	19,564,107.655	113,292.329	264,820.481

Small Company Equity Fund
	For	Against	Abstain

a) illiquid securities	12,501,415.044	1,589,157.374	362,442.475
b) purchasing securities on margin, short sales and short positions	12,498,624.165	1,591,948.253	362,442.475
c) put, call, straddle and spread transactions	12,495,050.892	1,595,521.526	362,442.475
d) investing in companies for the purpose of exercising management or control	12,500,495.229	1,590,077.189	362,442.475
e) purchasing securities of other investment companies	12,496,910.371	1,593,662.047	362,442.475

International Equity Fund
	For	Against	Abstain

a) illiquid securities	41,053,769.074	182,304.773	663,627.631
b) purchasing securities on margin, short sales and short positions	41,052,292.339	183,781.508	663,627.631
c) put, call, straddle and spread transactions	41,050,142.955	185,930.892	663,627.631
d) investing in companies for the purpose of exercising management or control	41,051,020.241	185,053.606	663,627.631
e) purchasing securities of other investment companies	41,051,405.173	184,668.674	663,627.631

Pan Asia Fund
	For	Against	Abstain

a) illiquid securities	461,159.591	232.558	0
b) purchasing securities on margin, short sales and short positions	461,159.591	232.558	0
c) put, call, straddle and spread transactions	461,159.591	232.558	0
d) investing in companies for the purpose of exercising management or control	461,159.591	232.558	0
e) purchasing securities of other investment companies	461,159.591	232.558	0

B. Proposals Not Approved By Shareholders

The following proposal was not approved (i) by shareholders of the Asset Allocation Fund, Equity Income Fund, Growth and Income Fund, Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, Small Cap Value Fund, Small Company Equity Fund, and International Equity Fund due to failure to achieve a quorum, or (ii) by shareholders of Growth Fund II because sufficient affirmative votes were not received pursuant to the requirements of the Investment Company Act of 1940:

1. To approve a new Distribution Plan with respect to Retail A Shares pursuant to Rule 12b-1 under the Investment Company Act of 1940.

Fund	For	Against	Abstain

Asset Allocation Fund	7,481,554.149	477,582.644	1,353,604.115
Equity Income Fund	4,510,329.082	290,974.902	827,920.038
Growth and Income Fund	4,858,703.197	329,920.505	854,593.966
Strategic Equity Fund	226,983.161	20,551.805	73,556.039
Equity Value Fund	5,183,628.063	447,808.316	829,365.530
Equity Growth Fund	6,281,644.574	501,623.965	1,015,315.284
Growth Fund II	88,307.621	43,522.972	3,230.347
Small Cap Value Fund	1,879,106.556	141,844.059	309,151.031
Small Company Equity Fund	2,843,651.852	201,757.244	255,198.111
International Equity Fund	1,630,131.378	178,975.042	269,526.237